Exhibit 99.1

ASCENT CAPITAL GROUP TO REPORT SECOND QUARTER 2017 RESULTS ON AUGUST 9, 2017

Englewood, CO - August 2, 2017 - Ascent Capital Group, Inc. (“Ascent” or the “Company”) (NASDAQ: ASCMA) will issue a press release to report its results for the second quarter ended June 30, 2017 after the market closes on Wednesday, August 9, 2017. The Company will host a conference call that day at 5:00 PM ET in which management will provide an update on Ascent’s operations, including the financial performance of its wholly owned subsidiary, MONI, and may also discuss future opportunities.

Participating on the call will be Ascent’s Chairman and Chief Executive Officer, Bill Fitzgerald; Executive Vice President, Jeffery Gardner; and Senior Vice President and Chief Financial Officer, Mike Meyers. Messrs. Gardner and Meyers are also executive officers of MONI.

To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831 from outside the U.S. The conference call I.D. number is 60872716. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through August 24, 2017 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 60872716.

This call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://ir.ascentcapitalgroupinc.com/index.cfm.

About Ascent Capital Group, Inc.

Ascent Capital Group, Inc., (NASDAQ: ASCMA) is a holding company that owns 100 percent of its operating subsidiary, MONI, and through MONI, LiveWatch Security, LLC. MONI, headquartered in the Dallas Fort-Worth area, secures more than one million residential customers and commercial client accounts with monitored home and business security system services. MONI is supported by one of the nation’s largest networks of independent Authorized Dealers, providing products and support to customers in the U.S., Canada and Puerto Rico. LiveWatch Security, LLC ®, is a Do-It-Yourself (“DIY”) home security firm, offering professionally monitored security services through a direct-to-consumer sales channel. For more information on Ascent, see http://ascentcapitalgroupinc.com/.

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Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com